                                                                 EXHIBIT 99.2(n)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the reference to our firm under the caption "Counsel and Independent Registered Public Accounting Firm" and to the use of our report dated December 15, 2004 in the Registration Statement (Form N-2) of Fiduciary/Claymore MLP Opportunity Fund and its incorporation by reference in the prospectus of Fiduciary/Claymore MLP Opportunity Fund, filed with the Securities and Exchange Commission in Pre-Effective Amendment No. 3 to the Registration Statement under the Securities Act of 1933 (Registration No. 333-119674) and in Amendment No. 3 to the Registration Statement under the Investment Company Act of 1940 (Registration No. 811-21652).


                                        /s/ ERNST & YOUNG LLP

Chicago, Illinois
December 20, 2004